Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Antares Pharma, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-167457, 333-180832, 333-189172, and 333-196644) on Form S-8, registration statements (Nos. 333-61950, 333-96739, 333-103958, 333-133218, 333-142323, 333-144748, 333-158630, 333-167975 and 333-196051) on Form S-3, and registration statements (Nos. 333-114098 and 333-109114) on Form S-2 of Antares Pharma, Inc. of our report dated March 8, 2016 with respect to the consolidated balance sheets of Antares Pharma, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which appears in the December 31, 2015, annual report on Form 10-K of Antares Pharma, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota
March 8, 2016